Exhibit 5.2

Attorneys at Law

1180 Avenue of the Americas | 8th Floor

New York, New York 10036

Dial: 212.335.0466

Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

September 18, 2023

Heart Test Laboratories, Inc.

550 Reserve Street, Suite 360

Southlake, TX 76092

Re: Registration Statement on Form S-3 (File No. 333-                 )

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Heart Test Laboratories, Inc., a Texas corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto dated September 18, 2023 (the “Prospectus Supplement”), in connection with the proposed issuance and sale by the Company, from time to time, of up to $3,250,000 of shares of the Company’s common stock, $0.001 par value per share (the “Shares”), pursuant to that certain Equity Distribution Agreement (the “Equity Distribution Agreement”) with Maxim Group LLC, as sales agent under the Registration Statement and the Prospectus Supplement.

In connection with this opinion letter, we have examined the Equity Distribution Agreement, the Registration Statement, the Prospectus Supplement, the base prospectus included in the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of formation, as amended, the Company’s bylaws, as currently in effect, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In our examination of the foregoing documents, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement and the Prospectus Supplement thereto, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Shares may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided by applicable law. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Foley Shechter Ablovatskiy LLP